UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): April 23, 2020

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)
   Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of the Amendment and Restatement of the Amended and Restated 2010 Incentive Award Plan
The Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) previously adopted, subject to stockholder approval, the amendment and restatement of the Company’s Amended and Restated 2010 Incentive Award Plan (the “Amended 2010 Plan”), which (i) increases the number of shares of common stock reserved for issuance pursuant to awards granted under the Amended 2010 Plan from 28,450,000 to 32,450,000, (ii) extends the term of the Amended 2010 Plan to 2030 and (iii) includes certain changes to reflect the elimination of the “qualified performance-based compensation” exemption from the tax deduction limits imposed by Section 162(m) of the Internal Revenue Code. At the Company’s annual meeting of stockholders held on April 23, 2020 (the “Annual Meeting”), the Company’s stockholders approved the Amended 2010 Plan. The foregoing description of the Amended 2010 Plan is qualified in its entirety by reference to the text of the Amended 2010 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 24, 2020, the Company’s certificate of amendment (the “Charter Amendment”) to its amended and restated certificate of incorporation (as previously amended to date, the “Certificate of Incorporation”), was filed with the Secretary of State of the State of Delaware and became effective. Effective upon the filing of the Charter Amendment, amendments to the Company’s amended and restated bylaws (as previously amended to date, the “Bylaws”) also became effective (the “Bylaws Amendments”). As described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2020 (the “Proxy Statement”), the Charter Amendment and Bylaws Amendments had two effects: (i) to replace provisions in the Company’s Certificate of Incorporation and Bylaws (collectively, the “Organizational Documents”) that require a supermajority vote of stockholders for passage (the “Supermajority Voting Requirements”) with provisions requiring a simple majority for passage (the “Simple Majority Voting Amendments”), and (ii) to permit stockholders of record who hold, in the aggregate, at least 20% of the Company’s outstanding common stock to call a special meeting of stockholders (the “Special Meeting Amendments”).
As a result of the Simple Majority Voting Amendments, the Supermajority Voting Requirements are eliminated and provisions of the Company’s Organizational Documents that would have required a supermajority vote of stockholders for passage under the Organizational Documents will instead require the affirmative vote of the majority of shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon.
As a result of the Special Meeting Amendments, stockholders of record who hold, in the aggregate, at least 20% of the Company’s outstanding common stock will be permitted to call a special meeting of stockholders.
The foregoing description of the Charter Amendment and the Bylaw Amendments is qualified in its entirety by reference to (1) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 hereto, and (2) the Amended and Restated Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the stockholders of the Company voted on the following six proposals, each of which is described in detail in the Proxy Statement filed with the Securities and Exchange Commission on March 13, 2020:
Proposal No. 1: To elect ten members to the Board to serve a one-year term expiring at the 2021 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-votes
Craig H. Barratt, Ph.D.	94,482,568	742,378	46,751	9,548,337
Joseph C. Beery	95,147,822	71,216	52,659	9,548,337
Gary S. Guthart, Ph.D.	95,159,953	66,202	45,542	9,548,337
Amal M. Johnson	92,840,191	2,384,661	46,845	9,548,337
Don R. Kania, Ph.D.	94,666,233	556,628	48,836	9,548,337
Amy L. Ladd, M.D.	94,912,338	316,785	42,574	9,548,337
Keith R. Leonard, Jr.	94,253,532	967,713	50,452	9,548,337
Alan J. Levy, Ph.D.	92,543,775	2,679,225	48,697	9,548,337
Jami Dover Nachtsheim	94,392,449	832,163	47,085	9,548,337
Mark J. Rubash	93,488,382	1,730,407	52,908	9,548,337
Each of the nominees nominated in Proposal No. 1 was elected.
Proposal No. 2: To consider and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-votes
89,522,937	5,622,631	126,129	9,548,337
Proposal No. 2 was approved on an advisory basis.
Proposal No. 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain
104,599,738	124,348	95,948
Proposal No. 3 was approved.
Proposal No. 4: To approve the amendment and restatement of the Company's Amended and Restated 2010 Plan:

For	Against	Abstain	Broker Non-votes
73,440,742	21,699,927	131,028	9,548,337
Proposal No. 4 was approved.
Proposal No. 5: To approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to adopt simple majority voting provisions:

For	Against	Abstain	Broker Non-votes
95,123,620	89,437	58,640	9,548,337
Proposal No. 5 was approved.
Proposal No. 6: To approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to permit stockholders to call a special meeting:

For	Against	Abstain	Broker Non-votes
95,063,517	120,093	88,087	9,548,337
Proposal No. 6 was approved.

Item 7.01.	Regulation FD Disclosure.
On April 27, 2020, the Company issued a press release announcing the election of Mr. Beery at the Annual Meeting, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On April 28, 2020, the Company issued a press release outlining its efforts to support customers, employees, and communities during the COVID-19 pandemic, including announcing a Customer Relief Program (the “Program”), which press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Program provides, among other things, service credits and warranty extensions to customers who have deferred da Vinci procedures in order to provide care to COVID-19 patients as well as extended payment terms to certain customers. The amounts of service credits and warranty extensions will be based on the decline in a customer's da Vinci procedure volume during the second and third quarters of 2020 and will vary by region and hospital. While the maximum value of service credits and warranty extensions that the Company will issue under the Program is $205 million, the Company estimates that the value of the service credits and warranty extensions that will be issued will be in the range of $90 million to $130 million. The value of the service credits and warranty extensions will reduce service revenue and pre-tax income equally in the periods that they are derived. The Company anticipates that the majority of the $90 million to $130 million will be issued in the second quarter of 2020, which the Company expects will result in an after-tax net loss for the Company in the second quarter of 2020. In addition, to the extent that the Company provides extended payment terms to customers under the Program, the Company's accounts receivable could increase and its cash flows could decrease materially.
This Current Report on Form 8-K contains forward-looking statements. For example, statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” or similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. They should, therefore, be considered in light of various important factors, including, but not limited to, the following: our ability to obtain accurate procedure volume in the midst of the COVID-19 pandemic, the risk that the COVID-19 pandemic could lead to material delays and cancellations of procedures and our actual costs of the Customer Relief Program may be higher than estimated, curtailed or delayed capital spending by hospitals and disruption to our supply chain, closures of our facilities, delays in surgeon training, delays in gathering clinical evidence, diversion of management and other resources to respond to the COVID-19 outbreak; the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases, the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies to enter prolonged recessions and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2019, as updated by our other filings with the Securities and Exchange Commission.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Intuitive Surgical, Inc.
3.2	Amended and Restated Bylaws of Intuitive Surgical, Inc.
10.1	Intuitive Surgical, Inc. Amended and Restated 2010 Incentive Award Plan, as amended and restated.
99.1	Press Release dated April 27, 2020.
99.2	Press Release dated April 28, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: April 28, 2020	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Executive Vice President and Chief Financial Officer